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                                                                 EXHIBIT 10(d)




                                October 27, 1995


Van Kampen American Capital
  Trust
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

                               Re: Van Kampen American Capital
                                   Trust --
                                   Registration Statement on Form N-1A
                                   (File Nos. 33-4410 and 811-4629)

Ladies and Gentlemen:

        We have acted as counsel to Van Kampen American Capital Emerging
Markets Income Fund (the "Fund"), a series of Van Kampen American Capital Trust (the "Trust"), a voluntary association with transferable shares formed and existing under and by virtue of the laws of the State of Delaware, in connection with the preparation of Post-Effective Amendment No. 37 to the Trust's Registration Statement on Form N-1A (as so amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") with the Securities and Exchange Commission (the "Commission") on October 27, 1995. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, $.01 par value per share, Class B Shares of beneficial interest, $.01 par value per share, and Class C Shares of beneficial interest, $.01 par value per share, of the Fund (collectively, the "Shares"). The Trust stated in Post-Effective Amendment No. 32 to the Registration Statement that it was thereby adopting the Registration Statement of Van Kampen Merritt Trust, a Massachusetts business trust (the "Old Trust"), reorganized into the Trust as of July 31, 1995.

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Van Kampen American Capital
  Trust
October 27, 1995
Page 2



        The Shares will be sold pursuant to a distribution and service agreement to be entered into among the Trust, on behalf of the Fund, and Van Kampen American Capital Distributors, Inc. (the "Distribution Agreement").

        The Old Trust is a party to an "Order Pursuant to Section 6(c) of the Investment Company Act for an Exemption from the Provisions of Sections 2(a)(32), 2(a)(35), 18(f), 18(g), 18(i), 22(c) and 22(d) of such Act and Rule
22c-1 thereunder" (the "Exemptive Order"), issued by the Commission on July 28, 1993, allowing registered investment companies party thereto to issue an unlimited number of classes of securities (including the Class A Shares, Class B Shares and Class C Shares) with varying combinations of sales charges, distribution fees and service fees, the application for which Exemptive Order requested that such order apply to entities organized for the purpose of changing the state of domicile of the original parties to such order.

        This opinion is delivered in accordance with the requirements of Item 24(b)(10) of Form N-1A under the 1933 Act and the 1940 Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the designations of series with respect to the Fund,
(iv) copies of the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (v) the form of Distribution Agreement, which is included as an exhibit to the Registration Statement, (vi) the Exemptive Order and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or


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Van Kampen American Capital
  Trust
October 27, 1995
Page 3


photostatic copies and the authenticity of the originals of such copies. We have also assumed that the Distribution Agreement, when executed and delivered by the parties thereto, will be in the form reviewed by us in connection with this opinion and that the Fund will be entitled to rely on the Exemptive Order as if it were a party thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

     Members of our firm are admitted to the practice of law in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.


        Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement (and such other Post-Effective Amendments, if any, to the Registration Statement relating to the public offering of the Shares) shall have become effective under the 1933 Act and shall be deemed to be the Registration Statement of the Trust pursuant to the rules and regulations of the Commission under the 1933 Act, (ii) the Distribution Agreement is duly executed and delivered by the Trust and the other respective parties thereto and (iii) certificates representing the Shares are duly executed, countersigned, registered and duly delivered and paid for in accordance with the Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

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Van Kampen American Capital
  Trust
October 27, 1995
Page 4




      We hereby consent to the filing of this opinion with the Commission as
Exhibit 10(d) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Skadden, Arps, Slate, Meagher & Flom